ConAgra Foods

Q1 FY06 Question & Answer
September 21, 2005


1. What were some examples of major brands in the Retail Products segment posting sales growth for the quarter?

         Butterball
         Chef Boyardee
         DAVID
         Kid Cuisine
         La Choy
         Manwich
         Marie Callender's
         Orville Redenbacher's
         Peter Pan
         Slim Jim
         Snack Pack
         Van Camp's
         Wesson

2. What were some examples of major brands in the Retail Products segment posting sales declines for the quarter?

         ACT II
         Armour
         Banquet
         Blue Bonnet
         Cook's
         Eckrich
         Egg Beaters
         Healthy Choice
         Hebrew National
         Hunt's
         PAM
         Parkay
         Reddi-wip
         Swiss Miss



3. What were unit volume changes for the quarter in the Retail Products and Foodservice Products segments?

     Retail Products volume  declined 3% in the current  quarter.  As a point of
     reference  for  the  year-over-year  comparison,   Retail  Products  volume
     increased 8% in the first quarter last fiscal year.

     Foodservice Products volume increased 4% in the current quarter.

4.   How  much  was  total   Depreciation  and  Amortization  (all  types)  from
     continuing operations for the quarter?

     Approximately $89 million (versus approximately $88 million in Q1 2005).

          $88 million of depreciation (versus $87 million in Q1 2005)
          $1 million of other amortization (versus $1 million in Q1 2005)

5. How much were Capital Expenditures from continuing operations for the quarter?

     Approximately $71 million (versus approximately $105 million in Q1 2005).

6.   What was the net interest expense for the quarter?

     $68 million.

7.   What was Corporate Expense for the quarter?

     Approximately $73 million (versus approximately $64 million in Q1 2005).

8.   How much did you pay in dividends during the quarter?

     $141 million.

9. What was the weighted average number of diluted shares outstanding for the quarter?

     521 million shares.

10.  What was the approximate effective tax rate for the quarter (rounded)?

     36%, reflecting a slightly lower tax rate compared to the prior year.

11. What were the gross margins and operating margins for the quarter ($ amounts in millions, rounded)?

         Gross Margin = Gross Profit* divided by Net Sales
         Gross Margin = $728/$3,363 = 21.6%

         Operating Margin = Segment Operating Profit** divided by Net Sales Operating Margin = $367/$3,363 = 10.9%

     * Gross Profit = Net Sales - Costs of Goods Sold ($3,363 - $2,635 = $728)

     **See first-quarter segment operating results for a reconciliation of Operating Profit to Income from continuing operations before income taxes and equity method investment earnings (loss). Income from continuing operations before income taxes and equity method investment earnings
     (loss), divided by Net Sales = $555/$3,363 = 16.5%.

12. What was the trade working capital position at quarter end, excluding amounts for discontinued operations?

     Trade working capital is defined as the net position of Accounts Receivable plus Inventory less Current Operating Liabilities (Accounts Payable, Accrued Expenses, and Advances on Sales).

                                                 Q1 FY06           Q1 FY05
         Accounts Receivable                      $1,287            $1,323
         Inventory                                $2,756            $2,585
         Less: Accounts Payable                   $  927            $  864
         Less: Accrued Expenses                   $1,371            $1,420
         Less: Advances on Sales                  $  129            $  103
                                                  -------           ------
                  Net Position                    $1,616            $1,521

13. What is included in the company's net debt at the end of the quarter (in millions)?

                                                 Q1 FY06           Q1 FY05
         Total Debt*                              $4,473            $5,677
         Less: Cash On Hand                       $  501            $  370
                                                 -------           -------
                           Total                  $3,972            $5,307

     * Total debt = short-term debt, long-term debt, and subordinated debt

14. What is the preliminary estimate of the effective tax rate for fiscal 2006 (rounded)?

     Approximately 36%.

15.  What are the projected Capital Expenditures for fiscal 2006?

     Approximately $400 million.

16.  What is the expected net interest expense for fiscal 2006?

     Approximately $300 million.

17. Has the company sold all of the shares of Pilgrim's Pride Corporation common stock it received when it divested its fresh poultry business to Pilgrim's Pride?

     Yes, ConAgra Foods sold 15.4 million shares in the quarter and no longer owns any Pilgrim's Pride common stock.

18. As reported in the earnings release and prior releases, what are the main items in the first-quarter fiscal 2006 diluted EPS that will affect comparability with first-quarter fiscal 2005 diluted EPS?

         Summary of major items included in diluted EPS of $0.68 for the first        First Quarter FY06
         quarter of fiscal 2006                                                       ------------------

         Gain on sale of Pilgrim's Pride Corporation common stock                           $0.40
         Impairment charges related to two joint ventures                                   $0.03
         Expense related to plant closure                                                   $0.01
         Income from discontinued operations                                                $0.01

         Summary of major item included in diluted EPS of  $0.26 for the first          First Quarter FY05
         quarter of fiscal 2005                                                         ------------------

         Costs to implement efficiency initiatives                                          $0.02

19. The attached tables were part of the fourth-quarter fiscal 2005 earnings release Q&A and have not changed. These are provided as reference because of classification changes that took place during the fourth quarter of fiscal 2005.

ConAgra Foods, Inc.
Segment Operating Results
($USD, in millions)

                                            ------------------------------------------- --------------------------------------------
                                                             FY 2004                                      FY 2005
                                            Q1 FY04  Q2 FY04 Q3 FY04  Q4 FY04   Total   Q1 FY05   Q2 FY05  Q3 FY05 Q4 FY05   Total
                                            ------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Segment Sales
  Retail Products                          $1,841.0 $2,271.6 $2,091.3 $2,230.2 $8,434.1 $2,014.2 $2,485.4 $2,076.8 $2,092.7 $8,669.1
  Foodservice Products                        772.4    842.7    776.6    882.4  3,274.1    792.2    832.4    783.9    818.8  3,227.3
  Food Ingredients                            508.1    577.0    558.0    730.5  2,373.6    576.8    691.3    607.5    794.9  2,670.5
                                            ------- -------- -------- -------- -------- -------- -------- -------- -------- --------
      Total                                 3,121.5  3,691.3  3,425.9  3,843.1 14,081.8  3,383.2  4,009.1  3,468.2  3,706.4 14,566.9
Segment Operating Profit
  Retail Products                             208.0    361.3    329.3    319.4  1,218.0    209.8    373.0    303.1    243.4  1,129.3
  Foodservice Products                         74.4     86.3     70.5     93.4    324.6     66.4     92.5     62.4     55.8    277.1
  Food Ingredients                             27.9     54.1     54.2     60.4    196.6     60.1     79.2     59.8     64.0    263.1
                                            ------- -------- -------- -------- --------  ------- -------- -------- -------- --------
      Total                                   310.3    501.7    454.0    473.2  1,739.2    336.3    544.7    425.3    363.2  1,669.5

Reconciliation of total operating
 profit to income from continuing
 operations before income taxes,equity
 method investment earnings (loss) and
 cumulative effect of changes in accounting

Items excluded from segment operating profit:
  General corporate expense                  (90.3)   (82.6)    (79.2)   (99.8)  (351.9)   (63.6)   (72.3)  (135.5)  (130.8) (402.2)

  Gain on sale of Pilgrim's Pride                -        -         -        -        -        -        -    185.7        -   185.7
    Corporation common stock
  Interest expense, net                      (65.5)   (68.2)    (61.8)   (79.4)  (274.9)   (73.4)   (85.8)   (68.1)   (67.7) (295.0)
                                           -------- -------- --------- -------- --------  ------- -------- -------- -------- -------

Income from continuing operations before
income taxes, equity method investment
earnings (loss) and cumulative effect of
changes in accounting                       $154.5   $350.9    $313.0   $294.0 $1,112.4   $199.3   $386.6   $407.4   $164.7 $1,158.0
                                           ======== ======== ======== ======== ========  ======= ======== ======== ======== ========

--------------------------------------------------------------------------------
Segment operating profit excludes general corporate expense, gain on sale of Pilgrim's Pride Corporation common stock, equity method investment earnings
(loss) and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.
--------------------------------------------------------------------------------


ConAgra Foods, Inc.
Income Statement for FY05, FY04
($USD, in millions)

                                      ----------------------------------------------- ----------------------------------------------
                                                         FY 2004                                         FY 2005
                                         Q1        Q2      Q3       Q4
                                        FY04      FY04    FY04     FY04      Total    Q1 FY05  Q2 FY05   Q3 FY05  Q4 FY05   Total
                                     --------- --------- -------- -------- ---------- -------- -------- -------- -------- ----------
Net sales                             $3,121.5  $3,691.3 $3,425.9 $3,843.1  $14,081.8 $3,383.2 $4,009.1 $3,468.2 $3,706.4 $14,566.9
                                     --------- --------- -------- -------- ---------- -------- -------- -------- -------- ----------
Costs and expenses
    Cost of goods sold                 2,439.1   2,791.7  2,625.3  3,020.0   10,876.1  2,700.3  3,108.1  2,696.0  2,960.5  11,464.9
    SG&A expenses                        462.4     480.5    425.8    449.7    1,818.4    410.2    428.6    482.4    513.5   1,834.7
    Interest expenses, net                65.5      68.2     61.8     79.4      274.9     73.4     85.8     68.1     67.7     295.0

Gain on sale of Pilgrim's Pride              -         -        -        -          -        -        -    185.7        -     185.7
 Corporation common stock            --------- --------- -------- -------- ----------  ------- -------- -------- -------- ----------


Income from continuing operations        154.5     350.9    313.0    294.0    1,112.4    199.3    386.6    407.4    164.7   1,158.0
  before income taxes, equity method
  investment earnings (loss) and
  cumulative effect of changes in
  accounting
Income tax expense                        36.4     130.3    110.6    151.5      428.8     81.0    156.1    161.0     71.9     470.0
Equity method investment earnings (loss)  11.2      16.3      1.9     14.1       43.5     14.1     15.1    (64.0)     9.9     (24.9)
                                       --------- ------- -------- --------- ---------  ------- -------- --------- ------- ----------
Income from continuing operations        129.3     236.9    204.3    156.6      727.1    132.4    245.6    182.4    102.7     663.1
  before cumulative effect of changes
  in accounting
Income (loss) from discontinued           40.3      31.9     12.4     12.7       97.3      2.3     (6.0)   (17.1)    (0.8)    (21.6)
  operations                           --------- ------- -------- --------- ---------  ------- --------- -------- -------- ---------
Income before cumulative effect of       169.6     268.8    216.7    169.3      824.4    134.7    239.6    165.3    101.9     641.5
  changes in accounting

Cumulative effect of changes in          (11.7)        -     (1.4)       -      (13.1)       -        -        -        -         -
   accounting                          --------- ------- --------- ------- ----------- ------- -------- -------- -------- ----------

Net income                              $157.9    $268.8   $215.3   $169.3     $811.3   $134.7   $239.6   $165.3   $101.9    $641.5
                                       ========= ======= ========= ======= =========== ======= ======== ======== ======== ==========